                                                                    Exhibit 99.1

     The following information will be disclosed by Susquehanna in a proposed private placement of subordinated notes.

     As a financial holding company with operations in multiple states, our strategy has been to manage our subsidiaries on a local community basis and to allow each subsidiary operating in different markets to retain its name and board of directors. We believe that this strategy differentiates us from other large competitors because it enables our subsidiaries greater flexibility to better serve their markets and increase responsiveness to the needs of local customers. We continue, however, to implement consolidations in selected lines of business, operations and support functions in order to achieve greater economies of scale and cost savings. We also provide our banking subsidiaries guidance in the areas of credit policy and administration, risk assessment, investment advisory administration, strategic planning, investment portfolio management, asset liability management, liquidity management and other financial and administrative services.

     Our bank subsidiaries operate as an extensive branch network and maintain a strong market presence in our primary markets. As of June 30, 2002, core deposits funded 76% of our lending and investing activities. The chart below reflects the total assets, loans and deposits of our banking operations in each of our primary markets:

                                                         Percent            Percent               Percent
                                                Assets   of Total   Loans   of Total   Deposits   of Total
                                                ------   --------   -----   --------   --------   --------
                                                                   (dollars in millions)
  Central Pennsylvania .......................  $2,009      40.3%   $1,445     40.5%    $1,456       40.0%
  Suburban Philadelphia and Southern New
  Jersey .....................................     626      12.6       407     11.4        530       14.5
  Suburban Baltimore and Central Maryland ....   1,144      23.0       928     26.0        742       20.4
  Western Maryland and Southwestern
  Pennsylvania ...............................   1,200      24.1       789     22.1        915       25.1
                                                ------     -----    ------    -----     ------      -----

    Total ....................................  $4,979     100.0%   $3,569    100.0%    $3,643      100.0%
                                                ======     =====    ======    =====     ======      =====

     We are managed from a long-term perspective with financial objectives that emphasize loan quality, balance sheet liquidity and earnings stability. Consistent with this approach, we emphasize a low-risk loan portfolio derived from our local markets. In addition, we focus on not having any portion of our business dependent upon a single customer or limited group of customers or a substantial portion of our loans or investments concentrated within a single industry or a group of related industries. Our net charge-offs over the past five years have averaged 0.20% of total loans and leases.

     As of June 30, 2002, our total loans and leases (net) in dollars and by percentage were as follows:

                                                        (dollars in millions)
          Commercial, financial and agricultural ...   $    452          12.1%
          Real estate - construction ...............        408          10.9
          Real estate secured - residential ........      1,178          31.5
          Real estate secured - commercial .........        941          25.2
          Consumer .................................        339           9.1
          Leases ...................................        419          11.2
                                                       --------         -----
               Total loans and leases ..............   $  3,737         100.0%
                                                       ========         =====


     Also as of June 30, 2002, we held $1.0 billion in investment securities with an average life of less than two years, including U.S. Treasuries, U.S. government agency securities and mortgage-backed securities.

     The following table sets forth information, for the six months ended June 30, 2002, regarding our bank subsidiaries and our non-bank subsidiaries that as of June 30, 2002 had annualized revenues in excess of $5.0 million:

                                                Percent                    Percent                  Percent
Subsidiary                           Assets     of Total    Revenues/(1)/  of Total    Net Income   of Total
----------                           ------     --------    --------       --------    ----------   --------
                                                           (dollars in thousands)
Central Pennsylvania:
  Farmers First Bank ............  $1,387,130       26.3%   $   32,355         23.4%   $   10,703      35.2%
  First Susquehanna Bank &
     Trust ......................     333,734        6.3         7,594          5.5         1,885       6.2
  WNB Bank ......................     287,723        5.4         7,526          5.4         2,606       8.6

Suburban Philadelphia and
Southern New Jersey:
  Equity Bank/(2)/ ..............     626,003       11.9        20,415         14.7         3,928      12.9

Suburban Baltimore and Central
Maryland:
      Susquehanna Bank ..........   1,143,821       21.7        19,402         14.1         4,203      13.8

Western Maryland and
Southwestern Pennsylvania:
  Farmers and Merchants Bank &
     Trust ......................     774,833       14.7        17,798         12.9         3,849      12.6
  Citizens Bank of Southern
     Pennsylvania ...............     230,091        4.4         5,135          3.7         1,097       3.6
  First American Bank of
     Pennsylvania ...............     194,706        3.7         4,206          3.0         1,076       3.6

Non-Bank Subsidiaries:
  Susquehanna Trust &
     Investment Company .........       2,638         --         2,651          1.9           102       0.3
  Valley Forge Asset
     Management Corp ............      20,583        0.4         4,301          3.1           705       2.3
  Boston Service Company, Inc.
     (t/a Hann Financial
     Service Corp.) .............     476,705        9.0        17,044         12.3         2,713       8.9
  The Addis Group, Inc./(3)/ ....      22,001        0.4            --           --            --        --
  Consolidation adjustments
     and other non-bank
     subsidiaries ...............    (222,711)       4.2            --           --        (2,428)      8.0
                                   ----------      -----    ----------        -----   -----------     -----

       TOTAL ....................  $5,277,257      100.0%   $  138,427        100.0%   $   30,439     100.0%
                                   ==========      =====    ==========        =====   ===========     =====

--------------------
/(1)/ Revenue equals net interest income and other income.
/(2)/ Includes the results of our subsidiary Founders' Bank, which was merged into Equity Bank on August 2, 2002.
/(3)/ The Addis Group, Inc. was acquired on June 28, 2002. Accordingly no revenues or income are recorded on this schedule.


Adverse economic and business conditions in our market area may have an adverse effect on our earnings.

     Substantially all of our business is with customers located within Pennsylvania, Maryland and New Jersey. Generally, we make loans to small to mid-sized businesses whose success depends on the regional economy. These businesses generally have fewer financial resources in terms of capital or borrowing capacity than larger entities. Adverse economic and business conditions in our market area could reduce our growth rate, affect our borrowers' ability to repay their loans and, consequently, adversely affect our financial condition and performance. For example, a loss of market confidence in vehicle leasing paper could have a negative effect on our vehicle leasing subsidiary's ability to fund future vehicle lease originations. If this should occur, our vehicle leasing subsidiary's revenues and earnings would be adversely affected. Further, we place substantial reliance on real estate as collateral for our loan portfolio. A sharp downturn in real estate values in our market area could leave many of our loans inadequately collateralized. If we are required to liquidate the collateral securing a loan to satisfy the debt during a period of reduced real estate values, our earnings could be adversely affected.

                CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

                                          As of / For the                         As of / For the
                                     Six Months Ended June 30,                Year Ended December 31,
                                     -------------------------   ---------------------------------------------

                                        2002          2001         2001      2000     1999     1998     1997
                                        ----          ----         ----      ----     ----     ----     ----
Earnings to Fixed Charges:

  Excluding Interest on Deposits...     2.7x          2.3x          2.3x     2.1x     1.9x     2.1x     2.6x

  Including Interest on Deposits...     1.7           1.4           1.5      1.4      1.4      1.4      1.4


      For purposes of computing the above ratios, earnings represent net income from continuing operations plus total taxes based on income and fixed charges. Fixed charges, excluding interest on deposits, include interest expense (other than on deposits), one third (the proportion deemed representative of the interest factor) of rents, net of income from subleases and capitalized interest. Fixed charges, including interest on deposits, include all interest expense, one third (the proportion deemed representative of the interest factor) of rents, net of income from subleases and capitalized interest.